Exhibit 99.1

America’s Marketplace © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Investor Presentation September 2023 Distribute

Safe Harbor Statement Investor Presentation | September 2023 2 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute This presentation contains forward - looking statements concerning PublicSq., which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward - looking statements are not historical facts but rather represent only a belief regarding future events based on current expectations, estimates, assumptions, and projections about our business, future financial results, and the industry and markets in which we operate, and other legal, regulatory, and economic developments. These forward - looking statements include, but are not limited to, future strategic plans and other statements that describe PublicSq.’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance. We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance,” and other similar expressions to identify such forward - looking statements. Forward - looking statements are uncertain, and, by their nature, many are inherently unpredictable and outside of PublicSq.’s control, and involve known and unknown risks, uncertainties, and other important factors, including competition, changes in law or regulations, global economic conditions, market adoption, public perception of our products and offerings, and our ability to execute on our business plans and strategies, that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward - looking statements. Where in any forward - looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, we cannot provide any assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished. Accordingly, you should not place undue reliance on such statements. More information on factors that could cause actual results or events to differ materially from those anticipated is included in the Risk Factors section of the documents we file from time to time with the United States Securities and Exchange Commission (“SEC”). You may obtain our filings for free at the SEC’s website at https: //w ww .sec.gov . The forward - looking statements included in this presentation speak only as of the date hereof. We undertake no obligation (and expressly disclaim any obligation) to update any forward - looking statements, whether written or oral, as a result of new information, future events, or otherwise, except as required by law.

Our Vision Investor Presentation | September 2023 3 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute Great companies are not created. They rise as a force of conviction. They are rooted in a worldview, and if done right, they rarely ask us to believe – they are simply believable. As an idea grows into a movement, it changes hands. It moves from the founders to team members, early adopters, media, industry, and eventually pop culture. As it becomes embedded in the culture, in the fabric of those that believe in it, its power forces change. Change that we believe is desperately needed in America today as people continue to denigrate this great nation and disparage the principles on which it was built. We’re here to change that. We’re here to serve America by supporting and building out a network of companies and brands rooted in the worldview of American exceptionalism. Companies that were built to serve hardworking Americans who still believe in the values that built this great nation and want to see it grow. Our path to empowering the patriotic economy will be methodical and intentional but, in the end, it will be… By the People, For the People…and For America.

America’s Marketplace Discover patriotic alternatives to your favorite purchases on the PublicSq. marketplace. Investor Presentation | September 2023 4 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute PublicSq. is Changing Everything. PublicSq. is the marketplace that empowers like - minded, patriotic Americans to discover and support small businesses that share their values and embrace excellence, classic American principles, and meritocracy. 65% of Americans say that they’re very or extremely proud to be an American. (1) We believe that corporate America’s recent embrace of progressive ideas and policies such as DEI and ESG have left many patriotic Americans wondering where they can spend their hard - earned money in alignment with their values. 71% of Americans say they prefer buying from companies that share their values. (2) Through our app and web experiences, customers are able to search for, shop, and share these freedom - loving companies and products, both locally and nationally. 1. Source(s): Statista: How proud are you to be an American (November 2022), GS Strategy Group: Responsible Corporate Leadership Survey (December 2019) 2. Source(s): 5W Consumer Culture Report (2020)

© 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute 1. “Active Members” refer to unique consumer membership accounts with all required contact information that have not been deactivated or deleted. 2. Month over Month from the period beginning August 1, 2022,through July 31, 2023. 3. Month over Month from the period beginning August 1, 2022, through July 31, 2023. The PublicSq. Platform Investor Presentation | September 2023 5 Since our nationwide launch in July of 2022, PublicSq. has become the largest values - aligned marketplace of pro - America small businesses and consumers... and we’re just getting started. By the Numbers 07/31/2023 1,430,000+ Active Consumer Members (1) 28% MoM Consumer Member Growth Rate (2) 16% MoM Business Growth Rate (3) 65,000 + Businesses

Investor Presentation | September 2023 1. “Avg Daily Unique Sessions” refers to the average number of unique IP addresses accessing app.publicsq.com on mobile (on iOS and Android) and desktop in a single day over the indicated period. 2. Includes from beginning of tracking data on January 18, 2023, through end of the month. 3. July 1, 2023, through July 31, 2023. © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute Impressive Growth And Engagement 6 Active Consumer Members Total Businesses 89,843 January 2023 (2) 453,225 July 2023 (3) 404% Growth 11,256 24,294 66,628 214,290 384,952 450,000 556,339 1,430,000 1,200,000 1,027,574 657,389 398 3,700 9,852 21,894 32,851 40,000 46,568 50,323 55,605 65,000 57,000 9/30/22 12/31/22 2/27/23 6/30/22 3/31/22 12/31/21 3/31/23 4/30/23 5/31/23 6/30/23 7/31/23 63% Growth 218% Growth 9/30/22 12/31/22 6/30/22 3/31/22 12/31/21 2/27/23 3/31/23 4/30/23 5/31/23 6/30/23 7/31/23 Announcement to go public took place on February 27, 2023 Avg. Daily Unique Sessions (1)

© 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute We Believe Investor Presentation | September 2023 7 We are united in our commitment to freedom and truth — that's what makes us Americans. We will always protect the family unit and celebrate the sanctity of every life. We believe small businesses and the communities who support them are the backbone of our economy. We believe in the greatness of this Nation and will always fight to defend it. Our Constitution is non - negotiable — government isn't the source of our rights, so it can't take them away.

1. Source(s): Americans’ Political Ideology: Gallup (2021) Highlights Proprietary data and analytics to enable launch of wholly - owned consumer products line for America - first consumers Large TAM of estimated 100M+ Americans increasingly ignored by existing platforms and marketplaces (1) Values - verification by PublicSq. helps ensure platform mutual trust in order to drive customer satisfaction and retention Management team with strong personal conviction and alignment with platform users Leading mission - driven platform connecting patriotic Americans with like - minded businesses Multiple revenue streams to accelerate financial growth and performance Investor Presentation | September 2023 8 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute

PublicSq.

Disconnect Between the Values of Large Corporations and Patriotic Consumers



Creates Significant Market Opportunity
Serving an Unaddressed Market
Progressive Priorities
Traditional, Pro-America Values
PublicSq.
amazon.com
$1.4T Mkt Cap
yelp
$2.9B Mkt Cap
THRIVE MARKET
$1.6B Mkt Cap
LTK
$2.6B Mkt Cap
Etsy
$9.1B Mkt Cap

1. Based on the latest private market valuation shown by PitchBook as of August 31, 2023

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Investor Presentation | September 2023 9

1. Source(s): U.S. Small Business Administration (2022) 2. Source(s): Yelp and Nextdoor Usage Statistics (2022) 3. Source(s): 5W Consumer Culture Report (2020) 71% of Americans say they prefer buying from companies that align with their values, including 83% of millennials. (3) Investor Presentation | September 2023 10 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute Our Solution: PublicSq.’s Values are Aligned with Customers Until now, there was no easy - to - access network for values - driven consumers to discover which of the 30M small businesses in the United States are run by business owners with traditional views. (1) Our mission: be the largest, traditional - values - driven marketplace in the country. We believe that there is an obtainable market of 35+ million weekly active shoppers (2) within 4 years. We believe our marketplace network is the sole, widely accessible repository for companies promoting traditional American values and given our in - app revenue strategy and significant follow - on opportunities, we believe we are the clear leader in a sizable, yet largely unaddressed market. (3)

PublicSq.

Investor capital is looking for alternatives to pro-DEI/ESG companies, and can follow patriotic American consumers to PublicSq. (NYSE:PSQH)

Patriotic American customers' boycotts of pro-DEI/ESG companies have led to investor flight...

Change in Market Capitalization in $ billions since Bud Light DEI/ESG ad campaign[(1)]:


$183B
-$34B
$149B
$132B
-$21B
$112B
$76B
-$18B
$58B
S&P500
+10%
Increase
(18%)
Decline
(16%)
Decline
(24%)
Decline

Over $70B reduction in value from select businesses with pro-DEI/ESG policies

...And PublicSq. is positioned to provide an alternative for both patriotic American consumers and investors.

PublicSq. Consumer Members since Bud Light DEI/ESG ad campaign:


1.4M+
157% Consumer Membership Growth
556K
Before Anheuser-Busch Ad Campaign
07/31/23

PublicSq. **$338M market capitalization[(2)]**

= ~0.5% of ~$70B value destroyed by businesses with pro-DEI/ESG policies

Sources: Company filings, FactSet. Market Data as of 9/1/2023.
(1) Bud Light released its advertisement on April 1, 2023, trading performance from March 31, 2023, to September 1, 2023.
(2) As of September 1, 2023. PSQH $12.26 price per share and 27.6M shares outstanding.

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Investor Presentation | September 2023 11

How it Works: Businesses Investor Presentation | September 2023 12 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute When a new business owner signs up for our platform, they’re asked to confirm that they respect the core values of PublicSq. By affirming this, our businesses agree that they will not support causes that are in direct conflict with our core values. Businesses that elect to advertise their services on PublicSq . enter into a paid multi - month subscription contract in order to increase their exposure to the consumers in our network . Since our launch, we have become the largest platform of values - aligned small businesses the nation has ever seen.

Search Find values - aligned businesses locally and online Shop Change the country with the power of your wallet Share Connect with like - minded businesses and community How it Works: Consumers Consumer members download the app or visit the site, create an account, and are able to search, shop and share values - aligned businesses in their local area and online. Not only does PublicSq . exist as a values - aligned directory, but we’re working to make the online shopping experience seamless as well . The PublicSq. eCommerce platform is in active development with an expected release date of Nov. 1, 2023. The new platform will provide in - app single - cart shopping capabilities with discounts at businesses on the platform exclusively for the PublicSq. community. Investor Presentation | September 2023 13 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute

How it Works: Our Outreach Program A curated group of over 600 highly influential individuals have been targeted to act as ambassadors and influencers to advocate for our platform and its core values. Our Outreach Program has an aggregate following of over 60 million people. Ambassadors and influencers are supplied with a unique invite link that rewards them for each new member or business they invite to PublicSq. Since the start of our Outreach Program in March 2022, this program has been a very successful tool in driving new consumers and businesses to the platform. Investor Presentation | September 2023 14 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute

How it Works: Partnership Initiatives In addition to our Outreach program, we also have a number of significant partnerships with influential organizations, media personalities, and mediums of entertainment. We utilize the data we’ve ascertained to inform which partnerships will have the highest likelihood of success as we pursue further consumer and business adoption. These partnerships not only help us achieve new adoption, they also foster continued member engagement. PublicSq. App Investor Presentation | September 2023 15 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute

PublicSq.

Significant Recent Progress... And We're Just Getting Started

Q1 2021
PublicSq. started in a garage

Q3 2021
Prototype of our app in testing, PublicSq. brand was finalized

Q4 2021
Limited release app on iOS, Android, and Web in San Diego County, followed by quickly by CA Launch

Q1 2022
Launched Ambassador Program in CA

Q2 2022
Expanded with a beta release to the first 10 states; launched subscription advertising revenue model

Q3 2022
Platform Launched Nationwide

Q1 2023
2.0 Platform Released

Q2 2023
Product Integrations Added to Platform

Q3 2023
Began Publicly Trading on the NYSE under Ticker PSQH

Successfully Launched First Wholly-Owned Subsidiary, EveryLife

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Investor Presentation | September 2023 16

Member Data & Analytics PSQ Consumers & Businesses Small/ Medium Sized Business B 2 B Offerings Local Business Search The PublicSq. app serves as our primary ecosystem that connects freedom - loving consumers and businesses with shared values in order to create immediate trust - driven transactions. We capture data about what products, services, and businesses our customers are searching for and utilize that data to drive revenue for PublicSq. Our data and analytics from our platform highlight opportunities in the market, including opportunities to offer targeted advertising, charge eCommerce transaction fees, and directly sell private label product offerings to our businesses and consumer members. If our community is searching for a product and there is not currently a values - aligned option, this is a chance for us to expand our product offering to our consumers through the creation of our own brands. We work with teams of industry experts to create, build, launch, and maintain our own private label, direct - to - consumer (D2C) and business - to - business (B2B) brands. We believe these will enable us to realize attractive margins because we have already established the primary customer acquisition channel. We believe our mutually reinforcing business model will dramatically increase the revenue potential of our company and allow us to expand the reach of our platform and each of our individual brands. Investor Presentation | September 2023 17 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute Our Data - Driven Business Model eCommerce Sales Platform Targeted Advertising Platform Private Label D2C Offerings

PublicSq.

Case Study: Target Consumer "Holly"

With over 14 million active members in our database, we've obtained data (consistent with our privacy policy) on *who* is using our app – and *what* they're looking for.

Meet "Holly": A 37 year-old, upper-middle class woman with two kids who holds most of the spending power in the family. She's a "momma bear" who wants the products she buys and the businesses she supports to align with her traditional American values.

Holly is representative of the largest demographic in our community and now **we're making sure that Holly can find the products she wants.**

We noticed that a large number of consumer members like Holly were searching for values-aligned diapers.

The disposable diaper market in America is roughly $7.7 billion and is expected to reach ~$8.7 billion by 2027, growing at a CAGR of 2.9% for the forecast period of 2023 to 2027.[(1)]

Not only did we have the data that told us Holly and millions of women like her want and need this product, we had the customer acquisition channels to sell diapers within our own ecosystem.



(1) Statista: Baby Diaper - United States

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Investor Presentation | September 2023 18

PublicSq.

EveryLife

everylife

EveryLife is the answer to the established diaper brands like Coterie, Hello Bello, and The Honest Company that are increasingly focused on promoting progressive causes over providing quality products at a fair price and in line with traditional American values.

Our diapers and wipes are high-performing, non-toxic, and in line with competing luxury disposable products. Moreover, a portion of every sale helps us donate diapers to pro-life pregnancy centers and adoption facilities so moms can feel good knowing that every time they change a diaper, they are also helping change lives.

We launched EveryLife on July 13, 2023, and saw an instant demand as expected. In addition to being able to purchase diapers, wipes, and bundles for their own needs, consumers are also able to "Buy For A Cause" therein donating to a family in need. For example, during the month of August, EveryLife was able to donate over 140,000 diapers and 200,000 wipes to those affected by the wildfires in Maui.

Impressive Performance Over 19 Days[1]

Total Orders	Subscription Orders	Estimated Revenue
4,300	60%	$300,000

(1) July 13, 2023, thru July 31, 2023


210
everylife
everylife
everylife

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Investor Presentation | September 2023 19

PublicSq.

Future Private Label Opportunities & Growth

Based on our analytics, we believe dozens more opportunities like EveryLife are needed by our customers, and we are ready to deliver.

We believe our PublicSq. Platform gives us extraordinary access to build brand awareness and customer loyalty quickly, immediately mitigating many of the customer acquisition challenges often faced by D2C brands.

We anticipate launching our first private label B2B offering in the coming months.

Other brands and products seeking our customers see what we can provide, and are actively looking for ways to partner and join our movement.

PublicSq. is well positioned with its equity currency to be selective about acquiring attractive brands and products with significant growth potential that are sought by our customers and business network.

Our dedicated subsidiary team is working to further grow our private-label D2C and B2B businesses:

- Branding Experts
- Analytics Experts
- Logistics & Operations Experts
- Finance Experts

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Investor Presentation | September 2023 20

Our Roadmap to Success Investor Presentation | September 2023 21 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute

Our Roadmap to Success

We currently have four revenue streams either in-flight, or in development. These offerings help us utilize the subsidiary model of Proctor & Gamble, the advertising model of Yelp, and the e-commerce transaction model of Etsy for this significant TAM.

Advertising Platform

$20B TAM for our existing online platform

1.43 consumer members and 65k businesses, to date

Private Label Products

First brand launch with immediate success

Actively planning launch of next brands

Opportunity to build or buy brands that benefit from PSQ access to customers and branding expertise

eCommerce Expansion

Single-cart shopping launching Nov. 1, 2023

In process of preparing existing vendors to be ready for launch

Anticipating 600 vendors with 100,000 products integrated into the platform at launch

B2B Offerings & Adjacent Services

First B2B offering in coming months

Offer services critical to our small and medium size partners (CRM, ERP, etc.)

Adjacent offerings to eCommerce platform could be meaningful to our businesses and consumers.


Near Term
New Initiatives
Medium Term

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Investor Presentation | September 2023 22

eCommerce On November 1 st , 2023, we will launch our biggest update to PublicSq. to date, with the roll - out of our fully realized eCommerce platform. Customers will now be able to shop online across values - aligned businesses with one cart checkout. Our business partners can directly connect their existing sales platforms like Shopify into PublicSq and sell to values - aligned customers. Upgrades to our search function will help customers decide between purchasing online any of the tens of thousands of products that will be available on day 1, while still letting customers know where alternatively to shop in person as well. We anticipate collecting transaction fees for facilitating transactions on its platform, and new opportunities for our business users to advertise on our platform will become available . Number of products anticipated to be available day 1: 100,000+ Investor Presentation | September 2023 23 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute

Our goal is to be the premier exchange for the emergence of a new parallel economy that serves pro - American consumers and fuels the growth of thousands of small and medium sized businesses with values similar to well - known names such as Rumble, Black Rifle Coffee, Chick - fil - a, and In - n - Out Burger. Investor Presentation | September 2023 24 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute Join us in changing the country – for good .

Appendix Investor Presentation | September 2023 25 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute

Shares Outstanding (in mm) Analysis at Various Prices - Assumes Fully Vested & Net Share Settlement officers, as well as PSQ Holdings class A shares that were formerly class B shares in Colombier Acquisition Corp, remain under lock up for up to 1 year after PSQ Holdings’s public listing Investor Presentation | September 2023 26 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute (1) As of August 9 th , 2023, pro forma for retirement of shares related to agreement with former PublicSq. COO.. (2) Excluding / including outstanding warrants not held by directors, officers, or employees. (3) Includes former PublicSq. COO and former holders of Class B shares in Colombier Acquisition Corp, excluding PSQ Holdings director Omeed Malik. (4) 10.3 million warrants with a $11.50 strike price illustrated on a net share settlement basis; 5.75 million of the warrants presumed to be redeemed upon crossing $18.00 threshold. (5) Pro forma for retirement of shares related to agreement with former PublicSq. COO. units rewarded under PSQ Holdings’s existing equity compensation program, and 1.2 million private placement warrants previously issued by Colombier Acquisition Corp held by a PSQ Holdings director • 3 million Earnout Shares vest in 3 equal tranches of 1 million each at $12.50, $15.00, and $17.50 thresholds • 1.2 million private placement warrants have an exercise price of $11.50 and are illustrated on a net share settlement basis 14.4 14.3 13.2 12.0 10.9 8.1 Directors, Officers & RSUs Total Shares Outstanding 3.5 3.5 3.5 3.5 3.5 3.5 Other Equity Under Lock Up • 27.6 million total shares issued and outstanding as of August 9, 2023 (5) 37.8 37.3 35.0 32.2 30.3 27.6 Total Shares Outstanding Equity Lock - Up • Shares (including Earnout Shares) held by PSQ Holdings directors and % Ownership Analysis at Various Prices - Assumes Fully Vested & Net Share Settlement Current (1) $10.00 $12.50 $15.00 $17.50 $20.00 PSQ Director, Officer, and RSU Equity 42.2% / 52.7% 42.8% / 52.3% 45.6% / 52.4% 49.5% / 52.0% 52.6% / 52.6% 57.9% / 57.9% Public (2) • Includes 8.1 million issued and outstanding shares (including class A and 38.1% 38.4% 37.6% 37.2% 35.9% 29.4% Directors, Officers & RSUs class C shares) (5) , 3 million shares that vest based on achievement of 9.2% 9.3% 9.9% 10.8% 11.5% 12.6% Other Equity Under Lock Up (3) share price thresholds (“Earnout Shares”), 2.8 million restricted stock $20.00 $17.50 $15.00 $12.50 $10.00 Current 16.0 16.0 16.0 16.0 16.0 16.0 Public Class A Shares 4.0 3.5 2.4 0.8 - - - - Warrants (4) 19.9 19.5 18.4 16.8 16.0 16.0 Total Public 2.8 2.8 2.8 2.8 2.8 - - RSU Equity Compensation Plan 11.6 11.5 10.4 9.2 8.1 8.1 Other Public Shares • Public float includes 16.0 million class A shares issued and outstanding and represent 57.9% of total shares outstanding as of August 9, 2023 (5) • 10.3 million warrants have an exercise price of $11.50 and are illustrated on a net share settlement basis; 5.75 million of the warrants may be redeemed by the company after achieving an $18.00 threshold Illustrative % Ownership & Shares Outstanding At Various Share Prices

PublicSq.

Executive Leadership



Michael Seifert
Chief Executive Officer

Michael Seifert is the Founder, CEO, and President at PublicSq. Michael is a recognized thought- leader in the areas of business development, politics, and culture. Michael has a proven track record of growth, as the head of the marketing department for a notable REI firm with over $1B in assets and $3B in transactions, and a background that speaks to his leadership abilities, as the Executive Director of the University program for one of the most successful non-profit organizations in the United States. Michael lives in West Palm Beach, Florida with his wife, Sarah Gabel and their daughter, Lily.



Brad Searle
Chief Financial Officer

Brad is the Chief Financial Officer at PublicSq. A CPA by trade, Brad has experience in both public (Big 4) accounting and private accounting (small businesses and large corporations). As the owner- operator of a small business for four years, Brad recognizes that the American economy was built by small-business owners and that these must thrive for the American dream to remain alive. Brad is from Encinitas, California, where he is a well-known leader in his community, and he now resides in West Palm Beach, Florida.



Andy Weisbecker
Chief Product Officer

Andy Weisbecker is the Chief Product Officer at PublicSq. With over 15 years in digital product management, Andy led the development of Target's mobile platforms from zero to over $20B in sales, including industry-leading apps and experiences like Drive Up and Target Wallet. He has a passion for design and using social, emotional, and functional context to build products that help people make progress in their lives. Andy lives in the Twin Cities with his wife Sarah and their six children.

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Investor Presentation | September 2023 27

Executive Leadership ( continued ) Brian Elkins Chief Information Security Officer Brian Elkins is the Chief Technology Officer at PublicSq. He has built, grown, and led more than 150+ member cross - functional hardware, software, program and project management, and global customer support teams in the U.S., U.K., Russia, Ukraine, Korea, China, Hong Kong, and India, delivering over $500M in new products and services to market. When he’s not behind a computer, he’s enjoying the outdoors through long hiking trips and camping. Brian lives in the beautiful state of Montana with his wife and kids. Steve Moran Chief Legal Officer & General Counsel Steve is the Chief Legal Officer & General Counsel at PublicSq. Steve was Global General Counsel of Nearmap Ltd. (ASX: NEA), CLO of Nuvve Holding Corp. (Nasdaq: NVVE) where he helped lead the successful completion of its de - SPAC transaction, and SVP & General Counsel of CalAmp (Nasdaq: CAMP). Earlier in his career, as General Counsel of Intersil Corp. (Nasdaq: ISIL), he helped lead the successful $575 million IPO. He earned his J.D. from Loyola Law School & B.A. from Claremont McKenna College. He lives in Orange County, California with his wife, two children and five grandchildren and splits his time between West Palm Beach, Florida, and Orange County, California. Mike Hebert Chief People Officer Mike is the Chief People Officer at PublicSq. Mike has been a leader within the HR and operations space for over 15 years with a special focus on the technology sector. He has built his career with successful technology brands including Wayfair.com, Monster.com, edX, and most recently Parler. Establishing high performance cultures is Mike’s specialty as he leverages his deep experience in implementing programs that raise the bar on performance and talent. Mike has also developed top - performing talent acquisition teams to enable significant company growth. He earned his B.S. in MIS from Rensselaer Polytechnic Institute. Mike lives with his family in Nashville, Tennessee. Investor Presentation | September 2023 28 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute

Board of Directors Michael Seifert is the Founder, CEO, and President at PublicSq. Michael is a recognized thought - leader in the areas of business development, politics, and culture. Michael has a proven track record of growth, as the head of the marketing department for a notable REI firm with over $1B in assets and $3B in transactions, and a background that speaks to his leadership abilities, as the Executive Director of the University program for one of the most successful non - profit organizations in the United States. Michael lives in Carlsbad, California with his wife, Sarah Gabel and their daughter, Lily. Michael Seifert Chairman Omeed Malik is the Founder and CEO of Farvahar Partners, a boutique investment bank and is the President of 1789 Capital, an investment firm that finances companies in the budding Entrepreneurship, Innovation & Growth ("EIG") economy. Prior, Omeed was a Managing Director and the Global Head of the Hedge Fund Advisory Business at Bank of America Merrill Lynch. Before Wall Street, Omeed was a corporate lawyer at Weil, Gotshal & Manges LLP and has also worked in the United States Senate and House of Representatives. Omeed received a JD, with Honors, from Emory Law School and a BA in Philosophy and Political Science, Cum Laude, from Colgate University. Omeed is a Contributing Editor and minority owner of The Daily Caller and was a Term Member of the Council on Foreign Relations. Omeed Malik Director Nick Ayers Member of the Nominating & Governance Committee Nick Ayers is one of America’s leading public policy and business strategists. From 2017 to 2019, Nick served in the White House as Assistant to the President and Chief of Staff to the Vice President. Most recently, Nick partnered with Insight Venture Partners to acquire Veeam Software, where he serves as a member of Veeam’s board of directors. Governor Brian Kemp also appointed Nick to the board of directors of the Georgia Department of Natural Resources. Time Magazine named Nick one of the “40 most influential people in politics under the age of 40” and The Wall Street Journal called him a “political prodigy.” He received a Bachelor of Political Science degree from Kennesaw State University. Nick lives in Atlanta with his wife Jamie and their three children. Blake Masters Chairman of the Compensation Committee & Member of the Audit Committee Blake Masters is an entrepreneur and investor. After graduating from Stanford and Stanford Law School, Blake co - founded a successful software startup called Judicata. In 2014, he co - authored the #1 New York Times bestseller on startups and venture capital, titled Zero to One and sold more than 4 million copies. In 2015 Blake became President of the Thiel Foundation, a nonprofit that promotes science and innovation. From 2018 to 2022, Blake was Chief Operating Officer at Thiel Capital, an investment firm that specializes in the technology sector, where he helped grow assets under management by billions of dollars. Blake was Arizona’s Republican nominee for the U.S. Senate in 2022 and lives in Arizona with his wife and three boys. Investor Presentation | September 2023 29 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute

Board of Directors ( continued ) Davis Pilot III Member of the Audit Committee & Nominating & Governance Committee Davis Pilot is the Critical Facilities Director at Uniti Fiber, a telecommunications infrastructure provider. Mr. Pilot started at Uniti Fiber in 2013 as an Operations Strategic Analyst and transitioned to the roles of Critical Facilities Manager in 2015 and Critical Facilities Director in 2017. Mr. Pilot received a B.S. in Business Administration and Entrepreneurship and a Master of Business Administration from the University of Mobile. James Rinn Chairman of the Audit Committee & Member of the Compensation Committee James Rinn, CPA, has over 30 years of finance experience and currently serves as the CFO/COO for a real estate investment fund. From 2011 to 2022, James was the CFO/COO of various audit, investment, and accounting firms. From 2000 to 2011, James served as the VP of Finance at FA Flood Data Services Inc., a subsidiary of NYSE: FAF, where he was responsible for financial reporting and coordinated internal audit, financial audit, and Sarbanes - Oxley - related audit activities. From 1999 to 2000, James was the Internal Audit Director at National Instruments (Nasdaq:NATI). James holds a Bachelor’s Degree in Business Administration from the University of Texas, Austin. Kelly Loeffler Chairwoman of the Nominating & Governance Committee & Member of the Compensation Committee Kelly Loeffler has been a member of our Board since July 2023. Ms. Loeffler is a successful businesswoman, founder, philanthropist, and former U.S. Senator from Georgia. Currently, Ms. Loeffler is the Chairwoman of Greater Georgia Action, which she founded in 2021. From 2011 to 2021, she was the Co - Owner and Co - Chair of the Atlanta Dream WNBA team. From 2018 to 2019, Ms. Loeffler help launch Bakkt, Inc. as its Founding Chief Executive Officer. From 2002 to 2018, she served as Chief Communications Officer & Chief Marketing Officer at the Intercontinental Exchange, helping it grow from a start - up to a Fortune 500 company. Ms. Loeffler earned a Business Administration degree from the University of Illinois at Urbana - Champaign, an MBA from DePaul University, and is a CFA® charterholder. Ms. Loeffler was selected to serve as a member of our Board due to her extensive experience founding and growing businesses. Investor Presentation | September 2023 30 © 2023 PSQ Holdings, Inc. (PublicSq.) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Proprietary & Confidential - Do Not Distribute

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